EXHIBIT 23.1




Peter C. Cosmas Co.







                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Pacel Corp. on S-8 to be filed on or about August 2, 2002 of our report dated April 5, 2002 on our audits of the consolidated financial statements of Pacel Corp. as of December 31, 2000 and 2001 and for the years then ended as it appeared in Form 10-KSB for the period ended December 31, 2001.





                                           /s/Peter Cosmas, C.P.A.'s



NY, New York
August 2, 2002